As filed with the Securities and Exchange Commission on August 31, 2004

Registration No. 333-69078

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JPS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	57-0868166
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

55 Beattie Place, Suite 1510 Greenville, South Carolina (Address of principal executive offices)	29601 (Zip code)

JPS INDUSTRIES, INC. 1997 INCENTIVE AND

CAPITAL ACCUMULATION PLAN, AS AMENDED

(Full title of the plan)

Charles R. Tutterow

c/o JPS Industries, Inc.

55 Beattie Place, Suite 1510

Greenville, South Carolina 29601

(Name and address of agent for service)

(864) 239-3900

(Telephone number, including area code, of agent for service)

With a copy to:

Lizanne Thomas, Esq.

Jones Day

1420 Peachtree St., N.E.

Suite 800

Atlanta, Georgia 30309-3053

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (1)
Common Stock, $0.01 par value	1,246,986	$5.718	$7,130,266	$1,783

(1)	Registration fee was paid upon filing of the original registration statement on Form S-8 (File No. 333-69078). Therefore, no further registration fee is required.

REMOVAL FROM REGISTRATION

On September 7, 2001, JPS Industries, Inc. (the “Registrant”) filed a registration statement on Form S-8 (No. 333-69078) for the purpose of registering 1,246,986 shares of its common stock, $0.01 par value (the “Common Stock”), to be issued under the JPS Industries, Inc. 1997 Incentive and Capital Accumulation Plan, as Amended. The Registrant is filing this Post-Effective Amendment No. 1 to that registration statement to deregister any and all remaining unsold shares of Common Stock covered by such registration statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on the 31 day of August, 2004.

JPS INDUSTRIES, INC.

By:	/s/ Charles R. Tutterow
Name: Charles R. Tutterow Title: Executive Vice President, Chief Financial Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Michael L. Fulbright Michael L. Fulbright	Chairman of the Board, President and Chief Executive Officer	August 31, 2004

/s/ Charles R. Tutterow Charles R. Tutterow	Executive Vice President, Chief Financial Officer, Secretary and Director	August 31, 2004

/s/ Robert J. Capozzi Robert J. Capozzi	Director	August 31, 2004

/s/ Nicholas P. DiPaolo Nicholas P. DiPaolo	Director	August 31, 2004

/s/ John M. Sullivan, Jr. John M. Sullivan, Jr.	Director	August 31, 2004